Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces Fourth Quarter and Full Year 2015 Results

HOUSTON, TEXAS — February 25, 2016 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”) today announced its fourth quarter and full year 2015 results.

Production for the three months and full year ended December 31, 2015 averaged 41,087 barrels of oil equivalent per day (Boe/d) and 41,542 Boe/d, respectively.  Production was comprised of 77% oil, 11% natural gas liquids (NGLs) and 12% natural gas for the quarter and 79% oil, 10% NGLs and 11% natural gas for the year.

Halcón generated total revenues of $116.1 million for the fourth quarter of 2015.  Revenues for the full year 2015 totaled $550.3 million.

Excluding the impact of hedges, Halcón realized 88% of the average NYMEX oil price, 18% of the average NYMEX oil price for NGLs and 88% of the average NYMEX natural gas price during the fourth quarter 2015.  For the full year 2015, excluding the impact of hedges, the Company realized 87% of the average NYMEX oil price, 19% of the average NYMEX oil price for NGLs and 85% of the average NYMEX natural gas price.  Realized hedge proceeds totaled $129 million in the fourth quarter and $440 million for the full year 2015.

Total operating costs per unit, after adjusting for selected items (see Selected Operating Data table for additional information), decreased by 16% to $17.80 per Boe during the three months ended December 31, 2015, compared to the same period of 2014.  Total operating costs per unit for the full year, after adjusting for selected items (see Selected Operating Data table for additional information), were $18.00 per Boe, representing a decrease of 25% versus 2014.

After adjusting for selected items primarily related to a non-cash, pre-tax full cost ceiling impairment charge and a non-cash, pre-tax gain on the extinguishment of debt (see Selected Item Review and Reconciliation table for additional information), net income was $59.3 million, or $0.41 per diluted share, and $128.4 million, or $0.97 per diluted share, for the fourth quarter and full year 2015, respectively.  Halcón reported a net loss available to common stockholders of $424.7 million, or $3.56 per diluted share for the fourth quarter and $2.0 billion, or $18.66 per diluted share for the year.

Liquidity and Capital Spending

As of December 31, 2015 Halcón’s liquidity was approximately $789 million, which consisted of cash on hand plus undrawn capacity on the Company’s senior secured revolving credit facility with a $827 million borrowing base.  The Company is currently working with its senior revolver lenders on its spring 2016 redetermination and expects the borrowing base to be revised to between $650 million and $700 million.

During the fourth quarter of 2015, the Company incurred capital costs of $58 million on drilling and completions, and less than $2 million on infrastructure, seismic and leasehold acquisitions.  In addition, Halcón incurred $42 million for capitalized interest, G&A and other.

The Company incurred capital costs of $322 million on drilling and completions, $11 million on infrastructure/seismic and $12 million on leasehold acquisitions in 2015.  In addition, Halcón incurred $142 million for capitalized interest, G&A and other.

Hedging Update

Halcón has 25,497 barrels per day of oil hedged for 2016 at an average price of $80.59 per barrel.  For 2017, the Company has 3,750 barrels per day of oil hedged at an average price of $65.75 per barrel.  Halcón estimates the pre-tax mark-to-market value of its hedge portfolio to be approximately $381 million as of February 24, 2016.

2015 Proved Reserves

The Company’s estimated proved reserves as of December 31, 2015 were approximately 146.8 million barrels of oil equivalent (MMBoe). Year-end 2015 estimated proved reserves were 82% oil, 9% NGLs and 9% natural gas on an equivalent basis. Of total estimated proved reserves, 83% were in the Williston Basin, 15% were in the East Texas Eagle Ford (“El Halcón”) and 2% were in other areas. Year-end 2015 estimated proved reserves were approximately 95% Company-operated and 56% proved developed.

Halcón’s estimated proved reserves at December 31, 2015 were prepared by the independent reserve engineering firm Netherland, Sewell and Associates, Inc. in accordance with Securities and Exchange Commission guidelines using NYMEX prices of $50.28 per barrel for oil and $2.59 per million British Thermal Unit for natural gas, before adjustments for energy content, quality, midstream fees and basis differentials.

Operations Update

The Company is currently running 2 operated rigs in the Fort Berthold area of the Williston Basin but will scale down to 1 rig operating in the Fort Berthold area by the end of March 2016.

Although Halcón currently has 1 operated rig running in its El Halcón area, the Company does not plan to run any rigs in this area after March of 2016 until oil prices improve.  The Company currently has 13 wells in the Bakken and 2 wells in the East Texas Eagle Ford being completed or waiting on completion.

Bakken/Three Forks

The Company operated an average of 2 rigs and 2.2 rigs in the Williston Basin during the fourth quarter and full year 2015, respectively.

Halcón spudded 10 wells and put 5 wells online in the Williston Basin during the three months ended December 31, 2015. The Company also participated in 27 non-operated wells during the quarter with an average working interest of approximately 1.4%. Production averaged 29,721 Boe/d during the fourth quarter of 2015 in the Williston Basin.

For the full year 2015, Halcón spudded 39 wells and put 39 wells online in the Williston Basin. The Company also participated in 100 non-operated wells during the year with an average working interest of approximately 1.7%.

Halcón plans to concentrate its efforts in its highest return area (Fort Berthold Indian Reservation, or FBIR) in 2016 and anticipates spending approximately 80% to 85% of its total drilling and completions budget in the FBIR area of the Williston Basin.

During 2015, the Company put 33 operated wells online in the FBIR with an average EUR of 800 MBoe (25 Middle Bakken, 8 Three Forks).  In 2016, Halcón expects wells put online to have an average EUR of approximately 900 MBoe as it focuses drilling on the best parts of its acreage position.

In 2015, the Company put 6 operated Middle Bakken wells online in Williams County with an average EUR of 553 MBoe.  Although Halcón does not plan to drill in Williams County in 2016, any wells drilled in this area would generate a positive return at current strip prices based on 2015 EURs.

The Company continues to improve on well costs with current FBIR AFEs at $6.2 million and Williams County AFEs at $5.7 million.

Halcón currently has working interests in approximately 123,000 net acres prospective for the Bakken and Three Forks formations in the Williston Basin, substantially all of which are held by production (HBP). The Company plans to operate an average of 1 rig and spud 15 to 20 gross operated wells in 2016 with an average working interest of approximately 60%. Halcón also expects to participate in 50 to 65 gross non-operated wells in 2016 with an average working interest of approximately 1.5%.

The Company is currently the operator of 204 producing Bakken wells and 65 Three Forks wells. Halcón currently has 12 Bakken wells and 5 Three Forks wells being completed or waiting on completion on its operated acreage.

“El Halcón” - East Texas Eagle Ford

The Company operated an average of 1 rig in El Halcón during the fourth quarter and full year 2015. Halcón spudded 4 wells and put 4 wells online in the play during the three months ended December 31, 2015. For the full year 2015, the Company spudded 16 wells and put 19 wells online.  Production averaged 7,278 Boe/d during the fourth quarter of 2015 in El Halcón.

Halcón currently has working interests in approximately 92,000 net acres prospective for the Eagle Ford formation in East Texas, approximately 72% of which is HBP. The Company plans to operate 1 rig through the first quarter of 2016 and spud 2 gross operated wells with an average working interest of approximately 98%. Halcón anticipates spending approximately 15% to 20% of its total drilling and completions budget in the play in 2016.

There are currently 110 Company-operated El Halcón wells producing and 1 Halcón-operated well currently drilling along with 2 Halcón-operated wells being completed or waiting on completion.

Conference Call and Webcast Information

Halcón Resources Corporation (NYSE:HK) has scheduled a conference call for Friday February 26, 2016, at 10:00 a.m. EST (9:00 a.m. CST). To participate in the conference call, dial (877) 810-3368 for domestic callers, and (914) 495-8561 for international callers a few minutes before the call begins and reference Halcón Resources conference ID 34260487.  The conference call will also be webcast live over the Internet on Halcón Resources’ website at http://www.halconresources.com in the Investor Relations section under Events & Presentations.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until March 4, 2016.  To access the replay, dial (855) 859-2056 for domestic callers or (404) 537-3406 for international callers, in both cases referencing conference ID 34260487.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

For more information contact Quentin Hicks, Senior Vice President of Finance & Investor Relations, at 832-538-0557 or qhicks@halconresources.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (SEC), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

HALCÓN RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$107,978	$223,215	$512,346	$1,071,319
Natural gas	4,914	9,136	22,509	37,101
Natural gas liquids	3,052	9,064	13,624	37,460
Total oil, natural gas and natural gas liquids sales	115,944	241,415	548,479	1,145,880
Other	177	(1,956)	1,799	2,381
Total operating revenues	116,121	239,459	550,278	1,148,261

Operating expenses:
Production:
Lease operating	22,324	34,539	103,590	130,239
Workover and other	9,248	3,643	20,862	16,193
Taxes other than income	11,644	23,329	48,890	106,331
Gathering and other	9,698	8,600	40,281	26,719
Restructuring	222	—	2,886	987
General and administrative	19,668	26,422	87,766	116,532
Depletion, depreciation and accretion	66,795	145,465	364,204	534,421
Full cost ceiling impairment	611,787	178,503	2,626,305	239,668
Other operating property and equipment impairment	—	31,769	—	35,558
Total operating expenses	751,386	452,270	3,294,784	1,206,648
Income (loss) from operations	(635,265)	(212,811)	(2,744,506)	(58,387)
Other income (expenses):
Net gain (loss) on derivative contracts	93,459	510,367	310,264	518,956
Interest expense and other, net	(52,672)	(38,575)	(232,878)	(145,689)
Gain (loss) on extinguishment of debt	203,897	—	761,804	—
Gain (loss) on extinguishment of Convertible Note and modification of February 2012 Warrants	—	—	(8,219)	—
Total other income (expenses)	244,684	471,792	830,971	373,267
Income (loss) before income taxes	(390,581)	258,981	(1,913,535)	314,880
Income tax benefit (provision)	(2,862)	(219)	(9,086)	1,076
Net income (loss)	(393,443)	258,762	(1,922,621)	315,956
Series A preferred dividends	(3,518)	(4,960)	(17,517)	(19,838)
Preferred dividends and accretion on redeemable noncontrolling interest	(27,751)	(6,457)	(66,820)	(13,176)
Net income (loss) available to common stockholders	$(424,712)	$247,345	$(2,006,958)	$282,942

Net income (loss) per share of common stock:
Basic	$(3.56)	$2.96	$(18.66)	$3.40
Diluted	$(3.56)	$2.38	$(18.66)	$2.93
Weighted average common shares outstanding:
Basic	119,420	83,457	107,531	83,155
Diluted	119,420	107,844	107,531	108,481

HALCÓN RESOURCES CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	December 31,
	2015	2014
Current assets:
Cash	$8,026	$43,713
Accounts receivable	173,624	276,559
Receivables from derivative contracts	348,861	352,530
Restricted cash	16,812	16,131
Inventory	4,635	4,693
Prepaids and other	4,635	9,079
Total current assets	556,593	702,705
Oil and natural gas properties (full cost method):
Evaluated	7,060,721	6,390,820
Unevaluated	1,641,356	1,829,786
Gross oil and natural gas properties	8,702,077	8,220,606
Less - accumulated depletion	(5,933,688)	(2,953,038)
Net oil and natural gas properties	2,768,389	5,267,568
Other operating property and equipment:
Gas gathering and other operating assets	130,090	126,804
Less - accumulated depreciation	(22,435)	(14,798)
Net other operating property and equipment	107,655	112,006
Other noncurrent assets:
Receivables from derivative contracts	16,614	151,324
Debt issuance costs, net	7,633	4,656
Deferred income taxes	—	136,826
Equity in oil and natural gas partnership	209	4,309
Funds in escrow and other	1,599	3,833
Total assets	$3,458,692	$6,383,227

Current liabilities:
Accounts payable and accrued liabilities	$295,085	$607,750
Asset retirement obligations	163	106
Current portion of deferred income taxes	—	136,826
Total current liabilities	295,248	744,682
Long-term debt, net	2,873,637	3,695,488
Other noncurrent liabilities:
Liabilities from derivative contracts	290	9,387
Asset retirement obligations	46,853	38,371
Other	6,264	5,964
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	183,986	117,166
Stockholders’ equity:
Preferred stock: 1,000,000 shares of $0.0001 par value authorized; 244,724 and 345,000 shares of 5.75% Cumulative Perpetual Convertible Series A, issued and outstanding at December 31, 2015 and 2014, respectively	—	—
Common stock: 1,340,000,000 shares of $0.0001 par value authorized; 122,523,559 and 85,561,662 shares issued and outstanding at December 31, 2015 and 2014, respectively	12	8
Additional paid-in capital	3,283,097	2,995,436
Accumulated deficit	(3,230,695)	(1,223,275)
Total stockholders’ equity	52,414	1,772,169
Total liabilities and stockholders’ equity	$3,458,692	$6,383,227

HALCÓN RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income (loss)	$(393,443)	$258,762	$(1,922,621)	$315,956
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depletion, depreciation and accretion	66,795	145,465	364,204	534,421
Full cost ceiling impairment	611,787	178,503	2,626,305	239,668
Other operating property and equipment impairment	—	31,769	—	35,558
Share-based compensation, net	3,284	4,896	14,529	18,733
Unrealized loss (gain) on derivative contracts	35,310	(469,625)	129,282	(508,285)
Amortization and write-off of deferred loan costs	1,355	1,117	7,357	4,315
Non-cash interest and amortization of discount and premium	480	804	2,509	2,780
Loss (gain) on extinguishment of debt	(203,897)	—	(761,804)	—
Loss (gain) on extinguishment of Convertible Note and modification of February 2012 Warrants	—	—	8,219	—
Accrued settlements on derivative contracts	(9,208)	(25,868)	(47,011)	(25,868)
Other expense (income)	3,129	(1,841)	8,934	(2,435)
Cash flow from operations before changes in working capital	115,592	123,982	429,903	614,843
Changes in working capital, net of acquisitions	19,213	(37,938)	37,096	53,091
Net cash provided by (used in) operating activities	134,805	86,044	466,999	667,934

Cash flows from investing activities:
Oil and natural gas capital expenditures	(127,678)	(345,692)	(659,419)	(1,524,341)
Proceeds received from sales of oil and natural gas assets	111	4,210	1,222	484,184
Advance on carried interest	—	—	—	(189,442)
Other operating property and equipment capital expenditures	(925)	(2,727)	(10,838)	(43,083)
Funds held in escrow and other	26	368	1,903	1,589
Net cash provided by (used in) investing activities	(128,466)	(343,841)	(667,132)	(1,271,093)

Cash flows from financing activities:
Proceeds from borrowings	255,000	532,000	1,834,000	2,276,000
Repayments of borrowings	(251,804)	(320,000)	(1,643,804)	(1,719,000)
Debt issuance costs	(3,865)	(62)	(29,568)	(819)
Series A preferred dividends	(3,521)	(4,960)	(8,177)	(4,960)
Common stock issued	2	—	15,356	—
HK TMS, LLC preferred stock issued	—	—	—	110,051
HK TMS, LLC tranche rights	—	—	—	4,516
Preferred dividends on redeemable noncontrolling interest	—	—	—	(3,518)
Restricted cash	(133)	(147)	(543)	(16,131)
Offering costs and other	(246)	(9)	(2,818)	(2,101)
Net cash provided by (used in) financing activities	(4,567)	206,822	164,446	644,038

Net increase (decrease) in cash	1,772	(50,975)	(35,687)	40,879

Cash at beginning of period	6,254	94,688	43,713	2,834
Cash at end of period	$8,026	$43,713	$8,026	$43,713

HALCÓN RESOURCES CORPORATION
SELECTED OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014

Production volumes:
Crude oil (MBbls)	2,923	3,444	12,019	12,787
Natural gas (MMcf)	2,679	2,620	10,123	8,812
Natural gas liquids (MBbls)	411	358	1,457	1,113
Total (MBoe)	3,780	4,239	15,163	15,369
Average daily production (Boe)	41,087	46,076	41,542	42,107

Average prices:
Crude oil (per Bbl)	$36.94	$64.81	$42.63	$83.78
Natural gas (per Mcf)	1.83	3.49	2.22	4.21
Natural gas liquids (per Bbl)	7.43	25.32	9.35	33.66
Total per Boe	30.67	56.95	36.17	74.56

Cash effect of derivative contracts:
Crude oil (per Bbl)	$43.11	$11.79	$35.87	$0.94
Natural gas (per Mcf)	1.03	0.05	0.84	(0.15)
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	34.07	9.61	28.99	0.69

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$80.05	$76.60	$78.50	$84.72
Natural gas (per Mcf)	2.86	3.54	3.06	4.06
Natural gas liquids (per Bbl)	7.43	25.32	9.35	33.66
Total per Boe	64.74	66.56	65.16	75.25

Average cost per Boe:
Production:
Lease operating	$5.91	$8.15	$6.83	$8.47
Workover and other	2.45	0.86	1.38	1.05
Taxes other than income	3.08	5.50	3.22	6.92
Gathering and other (1)	2.21	1.96	2.00	1.72
Restructuring	0.06	—	0.19	0.06
General and administrative, as adjusted (1)	4.15	4.80	4.57	5.98
Depletion	17.03	33.66	23.37	34.09

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$5.20	$6.23	$5.79	$7.58
Share-based compensation:
Non-cash	(0.87)	(1.15)	(0.96)	(1.22)
Acquisition and merger transaction costs:
Cash	(0.18)	(0.28)	(0.26)	(0.38)
General and administrative, as adjusted	$4.15	$4.80	$4.57	$5.98

Gathering and other, as reported	$2.57	$2.03	$2.66	$1.74
Total adjusting items	(0.36)	(0.07)	(0.66)	(0.02)
Gathering and other, as adjusted	$2.21	$1.96	$2.00	$1.72

Total operating costs, as reported	$19.21	$22.77	$19.88	$25.76
Total adjusting items	(1.41)	(1.50)	(1.88)	(1.62)
Total operating costs, as adjusted (2)	$17.80	$21.27	$18.00	$24.14

(2) Represents lease operating, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in reconciliation above.

HALCÓN RESOURCES CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
As Reported:
Net income (loss) available to common stockholders, as reported	$(424,712)	$247,345	$(2,006,958)	$282,942
Series A preferred dividends	3,518	4,960	17,517	19,838
Preferred dividends and accretion on redeemable noncontrolling interest	27,751	6,457	66,820	13,176
Net income (loss)	$(393,443)	$258,762	$(1,922,621)	$315,956

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$33,291	$(464,055)	$123,441	$(499,882)
Natural gas	2,019	(5,571)	5,841	(6,644)
Total mark-to-market non-cash charge	35,310	(469,626)	129,282	(506,526)
Full cost ceiling impairment	611,787	178,503	2,626,305	239,668
Other operating property and equipment impairment	—	31,769	—	35,558
Loss (gain) on extinguishment of debt	(203,897)	—	(761,804)	—
Loss (gain) on extinguishment of Convertible Note and modification of February 2012 Warrants	—	—	8,219	—
Deferred financing costs expensed, net(1)	128	—	1,331	499
Restructuring	222	—	2,886	987
Rig termination / stacking charges and other	4,915	(725)	24,998	4,052
Selected items, before income taxes	448,465	(260,079)	2,031,217	(225,762)
Income tax effect of selected items(2)	—	21,926	—	(18,447)
Selected items, net of tax	$448,465	$(238,153)	$2,031,217	$(244,209)

As Adjusted:
Net income (loss) available to common stockholders, excluding selected items	$55,022	$20,609	$108,596	$71,747
Net income (loss) from assumed conversions	4,245	—	19,799	—
Net income (loss) available to common stockholders after assumed conversions, excluding selected items(3)	$59,267	$20,609	$128,395	$71,747

Basic net income (loss) per common share, as reported	$(3.56)	$2.96	$(18.66)	$3.40
Impact of selected items	4.02	(2.71)	19.67	(2.54)
Basic net income (loss) per common share, excluding selected items(3)	$0.46	$0.25	$1.01	$0.86

Diluted net income (loss) per common share, as reported	$(3.56)	$2.38	$(18.66)	$2.93
Impact of selected items	3.97	(2.13)	19.63	(2.08)
Diluted net income (loss) per common share, excluding selected items(3)(4)	$0.41	$0.25	$0.97	$0.85

Net cash provided by (used in) operating activities	$134,805	$86,044	$466,999	$667,934
Changes in working capital, net of acquisitions	(19,213)	37,938	(37,096)	(53,091)
Cash flow from operations before changes in working capital	115,592	123,982	429,903	614,843
Cash components of selected items	11,467	1,506	66,316	6,931
Income tax effect of selected items(2)	—	(558)	—	(2,567)
Cash flow from operations before changes in working capital, adjusted for selected items(4)	$127,059	$124,930	$496,219	$619,207

(1)         Represents charges related to the write-off of debt issuance costs associated with decreases in the Company’s borrowing base under its senior revolving credit facility.

(2)         For the 2015 columns, this represents the tax impact using an estimated tax rate of 0.0% due to the Company maintaining a full valuation allowance. For the 2014 columns, this represents tax impact using an estimated tax rate of 37.04%. These columns include a $(74.4) million (quarter-to-date) and $(102.1) million (year-to-date) adjustment for the change in valuation allowance.

(3)         Net income (loss) and earnings per share excluding selected items and cash flow from operations before changes in working capital adjusted for selected items are non-GAAP measures. These financial measures are presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods.  These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flow from operations, as defined by GAAP.  These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(4)         The impact of selected items for the three months ended and year ended December 31, 2015 was calculated based upon weighted average diluted shares of 144.8 million and 131.8 million, respectively, due to the net income available to common stockholders, excluding selected items.